Clyde Bailey, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                         10924 Vance Jackson, Suite 404
                              San Antonio, TX 78230



April 13, 2000



Board of Directors
Genesis Capital Corporation of Nevada
11701 South Freeway
Burleson, TX 76028

Gentlemen:

         We hereby consent to the inclusion in your Form S-8 registration statement of our audit report, dated October 20, 1999, of Genesis Capital Corporation of Nevada and subsidiaries, for the years ended September 1999 and 1998.

                                                     Very truly yours,

                                                     CLYDE BAILEY, P.C.



                                                      /s/ Clyde Bailey
                                                     ------------------------
                                                     By: Clyde Bailey

                                       27